The Summit National Bank

When it comes to business, we speak your language.

Transaction Overview
December 12, 2005
Concord Bank, N.A.

Forward Looking Statements
Various Matters discussed in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  Forward-looking statements may involve unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Summit Bank Corporation (“Summit” or the “Company”) to be
materially different from the results described in such forward-looking statements.
Actual results may differ materially from the results anticipated in forward-looking statements in our Form 10-Q due to a variety of factors including, without limitation:
❑
Changes in the interest rate environment which may reduce margins
❑
Not achieving expected growth
❑
Less favorable than anticipated changes in the international, national and local business environments and securities markets.
❑
Adverse changes in the regulatory requirements affecting Summit
❑
Greater competitive pressures among financial institutions in Summit’s markets
❑
Greater loan loss than historic levels
All forward-looking statements attributable to the Company are expressly qualified in the entirety by this cautionary notice.  The Company disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Transaction Overview

Summary of Terms
Transaction Overview
❑
Aggregate Offer Value:                   $23.7 Million
❑
Form of Consideration:                      100% Cash
❑
Termination Fee:                       $1.0 Million
❑
Approvals:                           Customary Regulatory; Concord Shareholders
❑
Expected Closing:                         Q1’2006
❑
Cost Savings:                       Approximately $1.0 Million
❑
Operating Structure:                     Concord Bank, a division of
                                   Summit National Bank, NA
                                   Concord Bank management team remains

Company Overview

Note:All financial information as of or for the period ended June 30, 2005
Data Source:  SNL Financial
Headquarters:                                                   Houston, Texas
Chief Executive Officer:                                     Ning Weng
Banking Offices:                                                1
Stock Ticker:                                                     Private
Total Assets:                                                     $114.7 Million
Total Deposits                                                   $101.8 Million
Total Equity / Total Assets:                                10.03%
Q2’2005 ROAA:                                                  1.10%
Q2’2005 ROAE:                                                  11.03%
Concord Bank, N.A.

Dollar Values in Thousands

	For the Fiscal Year:					YTD
	2000	2001	2002	2003	2004	09/30/05
Balance Sheet						
Total Assets	$49,566	$56,576	$79,118	$98,150	$106,998	$111,965
% Growth		*14.14%*	*39.84%*	*24.06%*	*9.01%*	*4.64%*
Net Loans	$36,154	$42,935	$57,701	$74,856	$88,472	$93,994
% Growth		*18.76%*	*34.39%*	*29.73%*	*18.19%*	*6.24%*
Deposits	$42,644	$48,597	$69,116	$88,032	$94,693	$98,684
% Growth		*13.96%*	*42.22%*	*27.37%*	*7.57%*	*4.21%*
Equity	$6,358	$7,669	$8,969	$9,448	$10,918	$11,722
% Growth		*20.62%*	*16.95%*	*5.34%*	*15.56%*	*7.36%*
Net Loans / Assets	72.94%	75.89%	72.93%	76.27%	82.69%	83.95%
Gross Loans / Deposits	86.00%	90.00%	84.63%	86.04%	94.53%	96.35%
Tangible Equity / Tangible Assets	12.83%	13.56%	11.34%	9.63%	10.20%	10.47%
Asset Quality						
LLR / Loans	0.96%	1.50%	1.12%	1.06%	1.12%	1.15%
NPAs/ Assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NCOs / Avg. Loans	0.00%	-0.01%	0.00%	0.00%	0.00%	0.00%
Profitability						
Net Income	$503.0	$183.0	$502.0	$603.0	$916.0	$916.0
ROAA	1.11%	0.36%	0.75%	0.75%	0.85%	1.12%
ROAE	8.59%	2.75%	6.04%	6.52%	8.83%	10.79%
Net Interest Margin	5.64%	4.22%	4.40%	4.64%	4.40%	4.76%
Efficiency Ratio	67.91%	90.70%	73.51%	74.07%	64.81%	60.21%

The Summit National Bank

Data Source:  SNL Financial
Financial Summary
Concord Bank, N.A.

Pro Forma Franchise

The Summit National Bank

When it comes to business, we speak your language.

CA
GA
TX

The Summit National Bank
When it comes to business, we speak your language.

Note:Dollar values in millions
Data Source:  SNL Financial, ArcView Mapping Software
Total Assets:         $534.2
Total Deposits:      $440.8
Offices:                        7
Total Assets:           $114.7
Total Deposits:        $101.8
Offices:                          1
Concord Bank, N.A.
Pro Forma Franchise

Demographic Analysis

25.00%
20.00%
15.00%
10.00%
5.00%
21.22%
22.27%
20.56%
19.33%
17.36%
Atlanta
San Jose
San Francisco
Houston
U.S.

Projected Median Household Income Growth ’05 – ‘10
Data Source:  SNL Financial
Demographic Analysis

$95,000
$85,000
$75,000
$65,000
$55,000
$45,000
$62,156
$89,227
$75,162
$54,009
$49,747
Atlanta
San Jose
San Francisco
Houston
U.S.

Median Household Income 2005
Data Source:  SNL Financial
Demographic Analysis

20.00%
16.00%
12.00%
8.00%
4.00%
0.00%
16.61%
5.24%
4.33%
14.96%
6.26%
Atlanta
San Jose
San Francisco
Houston
U.S.

Data Source:  SNL Financial
Projected Population Growth ’05 – ‘10
Demographic Analysis